UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2012

MCG Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA		22209
(Address of Principal Executive Offices)		(Zip Code)

(703) 247-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Departure of Chief Accounting Officer

On March 15, 2012, MCG Capital Corporation (“MCG” or the “Company”) accepted the resignation of Linda A. Nimmons from her position as Chief Accounting Officer, effective immediately. Ms. Nimmons’ resignation allows her to pursue other interests and is not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices. The Company does not intend to fill the role of Chief Accounting Officer. Stephen J. Bacica, in his capacity as the Company’s Chief Financial Officer, will serve as the Company’s Chief Accounting Officer.

Ms. Nimmons’ departure as an employee of the Company will be considered a qualifying termination under the terms of her Severance, Confidentiality, Non-Compete and Non-Solicitation Agreement with the Company dated July 24, 2009 (the “Severance Agreement”). On March 15, 2012 (the “Separation Date”), Ms. Nimmons executed a letter agreement (the “Letter Agreement”), which sets forth the terms of her separation from the Company. Under the Letter Agreement, Ms. Nimmons will receive: (i) all of her accrued compensation through the Separation Date; (ii) a payment in the amount of $416,925 (representing twelve months of Ms. Nimmons’ current base salary and annual target bonus); (iii) full and immediate lapsing of forfeiture restrictions with respect to 13,433 shares of restricted common stock previously awarded to Ms. Nimmons; and (iv) continued health coverage for Ms. Nimmons and any eligible dependents for a maximum of 12 months from her date of departure. Ms. Nimmons will also receive other benefits that are due to all employees upon separation, including the value of her accrued but unpaid vacation and vested 401(k) plan amounts.

Under the terms of the Severance Agreement, for a period of one year, Ms. Nimmons has agreed not to (i) engage in any business or activity that competes with products, services or businesses of the Company or which the Company has begun, as of the date of her separation, to prepare to develop or offer, or (ii) recruit or hire any of the Company’s employees, and solicit the Company clients and certain prospective clients. The Severance Agreement also requires that Ms. Nimmons protect the Company’s confidential information following her employment with the Company.

Under law, the Letter Agreement may be revoked by Ms. Nimmons at any time prior to March 22, 2012.

(e)

Amendment to 2011 Severance Pay Plan

On March 15, 2012, the Board of Directors of the Company (the “Board”) approved Amendment No. 1 (the “Severance Plan Amendment”) to the MCG Capital Corporation 2011 Severance Pay Plan (the “Severance Plan”). The Severance Plan commits the Company to provide MCG employees (who are not otherwise a party to an employment letter or agreement) with certain benefits under defined events of termination of employment. Specifically, the Severance Plan provides that, in the event of an eligible employee’s termination of employment without cause or resignation for good reason, the employee will be eligible for three, six or nine months of continuing separation pay, healthcare continuation benefits and lapsing of forfeiture provisions with respect to shares of restricted stock (based on years of service with MCG).

The Severance Plan also provides that in the event of an eligible employee’s death, the employee’s beneficiaries would be paid the total amount of the eligible employee’s separation pay in a lump sum on the 60th day following the eligible employee’s death. In the event of an eligible employee’s voluntary resignation other than for good reason, the eligible employee would receive a payment equal to four weeks base salary if the employee provides the Company at least 30 days advance notice of his/her separation date. All payments made by the Company under the Severance Plan are subject to the eligible employee or the employee’s beneficiary signing a release of claims against the Company.

The Severance Plan Amendment provides the Board flexibility to pay separation pay in a single lump-sum payment or substantially equal installments over the participant’s applicable severance period, on the Company’s regularly-scheduled payroll dates. In the event that the separation pay referred to above is paid in the form of a single lump-sum payment, the forfeiture restrictions applicable to any shares of restricted stock of the Company awarded to a participant under restricted stock agreements with the Company that would have lapsed during the participant’s severance period shall lapse as of the separation date. In the event that the separation pay referred to above is paid in the form of installments, the forfeiture restrictions applicable to any shares of restricted stock of the Company awarded to a participant under restricted stock agreements with the Company shall continue to lapse as though the participant remained employed with the Company during such severance period.

The foregoing description of the Severance Plan Amendment is not complete and is qualified in its entirety by the full text of the Severance Plan Amendment, which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated by reference herein.

2012 Annual Incentive Cash Bonus Plan

On March 15, 2012, the Compensation Committee of the Board (the “Committee”), after completing peer group and competitive market analyses, recommended that the Board approve, and on the same date, the Board approved, an annual incentive cash bonus plan (the “2012 Annual Incentive Cash Bonus Plan”) for the fiscal year ending December 31, 2012. The 2012 Annual Incentive Cash Bonus Plan provides for the potential payment of cash bonuses, upon the attainment of certain key strategic measures and goals established by the Board, to the following executive officers of the Company (the “Participating Executive Officers”): Richard W. Neu, Chief Executive Officer; B. Hagen Saville, President and Chief Operating Officer; and Stephen J. Bacica, Executive Vice President and Chief Financial Officer.

The 2012 Annual Incentive Cash Bonus Plan is effective as of January 1, 2012. Each Participating Executive Officer was assigned a potential target cash bonus amount equal to 100% of his annual base salary.

The four strategic goals under the 2012 Annual Incentive Cash Bonus Plan have been assigned weights of 20% to 30% and milestones within each specified strategic goal are scaled from 50% to 110%, such that achievement of the 100% level within each of the four strategic goals could result in full payment of the specified target bonus for each individual. Performance below the minimum threshold for a category may result in a zero payment for that category and performance above the maximum threshold for a category may result in a score of no more than 110% for such category. In all cases, the Committee has broad discretion to make determinations regarding the payment of any bonus. The following strategic goals have been established for 2012: (1) equity portfolio monetizations; (2) originations; (3) net operating income per share (excluding any variable bonus expenses accrued in the applicable year); and (4) earnings per share (excluding any variable bonus expenses accrued in the applicable year).

Payment of bonuses under the 2012 Annual Incentive Cash Bonus Plan, if any, will be made on March 31, 2013, subject to continued employment with the Company during 2012.

The 2012 Incentive Cash Bonus Plan will be administered by the Committee. The Committee will make all awards under the 2012 Incentive Cash Bonus Plan on a discretionary basis. The Committee shall have authority to adopt, amend and repeal such administrative rules, guidelines and practices relating to the 2012 Incentive Cash Bonus Plan as it deems advisable. The Committee shall have broad discretion to construe and interpret the terms of the 2012 Incentive Cash Bonus Plan, to make adjustments or amendments to the 2012 Incentive Cash Bonus Plan, to make determinations regarding the weighting or impact of any particular set of criteria or goals that have been satisfied, and to ultimately make determinations as to whether to award such bonus payments under the 2012 Incentive Cash Bonus Plan. The criteria and goals set forth in the 2012 Incentive Cash Bonus Plan are guidelines. The Company has no obligation to make any payments until such time as the Committee makes such determination, in its sole discretion, regardless of whether the criteria and goals discussed below have been satisfied.

The foregoing description of the 2012 Annual Incentive Cash Bonus Plan is not complete and is qualified in its entirety by the full text of the 2012 Annual Incentive Cash Bonus Plan, which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.2, and is incorporated by reference herein.

2012 Executive Salaries, Restricted Stock Awards and Bonuses

In November 2011, the Company began diligently and thoughtfully taking a fresh look at the most prudent, yet expeditious path to returning the organization back to its roots as a strong middle-market debt lender, with the goal of also reducing the risk profile of MCG from both a credit and leverage standpoint. The Company also initiated the process of simplifying its operations, taking into consideration the expectation that its legacy equity positions and secondary market funding facilities would continue to wind down during 2012 and beyond.

As a result of this review, the Company anticipates that its current work force of 37 full-time equivalents (down from 63 full-time employees at December 31, 2010) will transition to a level of 20 to 25 by year-end 2012. This reduction in staffing levels, along with identified non-compensation cost reduction opportunities, is expected to reduce cash operating costs equal to approximately 2% of the Company’s assets in 2013.

The successful implementation of the Company’s plan, which is designed to sustain the Company’s performance while reducing its leverage and credit risk profile, is dependent upon a management team that is expected to improve and reinvigorate the Company’s business.

Given the challenging operating environment the Company has faced since 2008, the Board recognized the particular importance of management stability at present and for at least the next several years, and has established a compensation program that it believes will help retain the Company’s executives and reward them for successfully managing the Company through this period.

Consistent with that strategy, the Board has sought to reduce the aggregate level of cash compensation paid to its employees overall, while at the same time investing in executives who the Board believes possess a combination of skills and experience that are critical to the Company’s long-term success. As a result, the Board’s compensation decisions were aimed at transitioning the management team and retaining certain key executives and employees whom management and the Board identified as being important to the Company’s articulated strategy, transition plans and on-going operations.

The Committee and Board also determined that it would be appropriate to provide certain members of the senior executive team with long-term equity awards as an incentive to improve operations, sustain those improvements over the long-term and ultimately grow the Company for the benefit of all the Company’s stakeholders. The primary purposes of these awards is to establish incentives that are intended to focus management on achieving improved financial and operational performance in fiscal 2012 and 2013, as well as to provide incentives for them to remain in the Company’s employ thereafter.

In that regard, on March 15, 2012, the Committee recommended that the Board approve, and on the same date, the Board approved, the following salaries and awards of restricted common stock, $0.01 par value per share (the “Common Stock”), for the executive officers of the Company listed below:

Name	Position	2012 Salary	Shares of Restricted Stock
Richard W. Neu	Chief Executive Officer	$550,000	—
B. Hagen Saville	President and Chief Operating Officer	$500,000	300,000
Stephen J. Bacica	Executive Vice President and Chief Financial Officer	$395,500	—
Keith Kennedy	Executive Vice President and Managing Director	$375,000	175,000
Ehssan Peter Malekian	Executive Vice President and Managing Director	$375,000	175,000
Robert L. Marcotte	Executive Vice President and Managing Director	$375,000	175,000
Tod K. Reichert	General Counsel, Chief Compliance Officer, Corporate Secretary and Executive Vice President	$375,000	175,000

The restricted stock awards set forth above were made under the Company’s Third Amended and Restated 2006 Employee Restricted Stock Plan. All of the shares of restricted Common Stock subject to such awards shall cliff vest four years from the date of award, or March 14, 2016. The restricted stock awards set forth above are subject to the terms and conditions of the form of Restricted Stock Agreement filed herewith as Exhibit 10.3.

Messrs. Neu, Saville and Bacica will participate in the 2012 Incentive Cash Bonus Plan discussed above. Messrs. Kennedy, Malekian, Marcotte and Reichert will all receive bonuses equal to their 2012 base salary in March 2013, subject to their continued employment with the Company. In addition, the Board approved inducement bonuses for Messrs. Malekian and Reichert of $500,000 and $250,000, respectively.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective March 15, 2012, the Board replaced the Company’s existing Code of Business Conduct and Ethics with a revised Code of Business Conduct and Ethics (the “Amended Code”). The Amended Code applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Amended Code emphasizes, among other things, the Company’s core values and its commitment to fair and ethical behavior in the conduct of its business. In addition, the Amended Code includes changes in language, appearance and style that are designed to enhance readers’ understanding of its provisions. The Amended Code is available free of charge through the Company’s website which is located at www.mcgcapital.com. The Company is not including the information contained on its website as a part of, or incorporating it by reference into, this Current Report on Form 8-K. The Company intends to disclose any amendments to, or waivers from, the Amended Code that are required to be publicly disclosed pursuant to rules of the Securities and Exchange Commission and the NASDAQ Global Select Market by filing such amendment or waiver with the Securities and Exchange Commission and by posting it on its website.

The foregoing description of the Amended Code is not complete and is qualified in its entirety by the full text of the Amended Code, which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 14.1, and is incorporated by reference herein.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of applicable securities laws. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements.

Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing the information in this Current Report on Form 8-K as of this date and assumes no obligations to update the information included herein or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to MCG Capital Corporation 2011 Severance Pay Plan.

10.2	MCG Capital Corporation 2012 Annual Incentive Cash Bonus Plan.

10.3	Form of Restricted Stock Agreement for MCG Executive Employee (pursuant to the Third Amended and Restated 2006 Employee Restricted Stock Plan).

10.4	Offer Letter of Keith Kennedy dated as of January 16, 2012.

14.1	Amended and Restated Code of Business Conduct and Ethics, effective as of March 15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date: March 15, 2012	By:	/s/ Stephen J. Bacica

Stephen J. Bacica Chief Financial Officer